Exhibit 21.1

Subsidiaries of Registrant

Name	Jurisdiction
K12 Management Inc.	Delaware
K12 Services Inc.	Delaware
Power-Glide Language Courses, Inc.	Utah
K12 International Holdings B.V.	Netherlands
University Education Inc.	Delaware
KC Distance Learning LLC	Delaware
The American Education Corporation	Nevada

Subsidiaries of K12 Management Inc.

Name	Jurisdiction
K12 Virtual Schools LLC	Delaware
K12 Classroom LLC	Delaware
K12 California LLC	Delaware
K12 Florida LLC	Delaware
K12 Washington LLC	Delaware
Capital Education LLC	Delaware

Subsidiary of Power-Glide Language Courses, Inc.

Name	Jurisdiction
Middlebury Interactive Languages LLC	Delaware

Subsidiaries of K12 International Holdings B.V.

Name	Jurisdiction

K12 International Academy B.V.	Netherlands

K12 International Ltd.	Cayman Islands

K12 Middle East Ltd.	Cayman Islands

K12 International LLC	Delaware

K12 International GmbH	Switzerland

Web International Education Group Ltd.	Cayman Islands

Subsidiaries of K12 Middle East Ltd.

Name	Jurisdiction
K12 Middle East LLC	Delaware
K12 Middle East FZ LLC	UAE

Subsidiary of K12 International GmbH

Name	Jurisdiction
International School of Berne AG	Switzerland